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                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-34866 of SoftLock.com, Inc. on Form S-2 of our report dated March 13, 2000 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of the Company's 1998 consolidated financial statements) appearing in the Annual Report on Form 10-KSB/A of SoftLock.com, Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/  Deloitte & Touche LLP


Boston, Massachusetts
July 6, 2000